Exhibit 13.B

SECOND AMENDMENT
OF
CHS INC.
DEFERRED COMPENSATION PLAN
(2015 Restatement)
WHEREAS, CHS Inc. (the “Company”) has heretofore established and maintains a nonqualified deferred compensation plan which is currently embodied in an amended and restated document effective May 19, 2015 and entitled “CHS Inc. Deferred Compensation Plan, Master Plan Document (2015 Restatement)” as amended (hereinafter, the “Plan document”);
WHEREAS, the Company has reserved to itself the power to make further amendments of the Plan document;
NOW, THEREFORE, the Plan document is hereby amended as follows:

1.	REHIRED PARTICIPANTS. For purposes of clarifying the Plan’s treatment of re-hired Participants, subsection 3.3 is amended by the addition of the following new paragraph (e):

(e)
Rehired Participants. An Employee who previously participated in the Plan, ceased to be eligible to defer amounts under the Plan and was paid all deferred amounts under the Plan before again becoming eligible to participate shall be treated as a newly eligible Employee under (a) above. An Employee who previously participated in the Plan, ceased to be eligible to defer amounts under the Plan for twenty four (24) months or longer before again becoming eligible to participate shall be treated as a newly eligible Employee under (a) above, regardless of whether all amounts deferred under the Plan have been paid to the Employee. A rehired Employee who is treated as a newly eligible Employee shall complete such forms as required under Section 2.2 with respect to future deferrals made after re enrollment. With respect to any unpaid amounts deferred prior to re enrollment, the Employee’s prior elections shall continue to apply, and any payments scheduled to be made following the Employee’s Separation from Service that occurred before re hire shall be made as scheduled.

2.	DIRECTOR RETIREMENT BENEFITS. Effective for the Company’s 2017 fiscal year and each fiscal year thereafter, subsection 3.7 is amended to read as follows:
3.7 Director Retirement Plan Amount. For the Company’s 2017 fiscal year and each fiscal year thereafter, the Company shall credit an amount to each Company Director Participant’s Director Retirement Plan Account based on Company performance metrics as determined by the Company’s Board, in its sole discretion. For example, the fiscal 2017 amount will be based on three year cumulative CHS, Inc. Return On Adjusted Equity (ROAE) for fiscal years 2015, 2016 and 2017. Contribution amounts for fiscal 2017 based on performance level are presented in the following table:

Amount	Performance Definition
$100,000	Superior Performance
$50,000	Maximum
$25,000	Target
$12,500	Minimum
$0

Awards will be prorated for performance between performance levels. For Directors who leave the Board during a fiscal year, a Director’s credit for that partial fiscal year will be the target amount ($25,000) prorated through the end of the month in which the Director departs. Directors who join the Company’s Board during a fiscal year will receive a credit for that partial fiscal year based on actual performance metrics achieved for the fiscal year in which the Director joins the Board, prorated from the first of the month next following the month in which the Director joins the Board to the end of the fiscal year.
A Participant’s Annual Director Retirement Plan Amount, if any, shall be credited on a date or dates to be determined by the Company’s Board, in its sole discretion.

3.	SAVINGS CLAUSE. Save and except as expressly herein amended, the Plan document shall remain in full force and effect.
CHS Inc.
By: Jay D. Debertin
Title: President and Chief Executive Officer
STATE OF MINNESOTA        )
)SS.
COUNTY OF    DAKOTA         )
On this 14th day of September, 2017, before me personally appeared Jay D. Debertin to me personally known, who, being by me first duly sworn, did depose and say that he is the President and CEO of CHS Inc., the corporation named in the foregoing instrument; and that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and he acknowledged said instrument to be the free act and deed of said corporation.

Wynne T. Turner
Notary